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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-20539) of Wild Oats Markets, Inc. of our report dated January 31, 1997 appearing in this Form 10-K.

PRICE WATERHOUSE LLP

Boulder, Colorado
March 25, 1997